CONFORMED COPY


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                         CREDIT AGREEMENT


                            dated as of


                         October 17, 1997


                               among


               J. CREW OPERATING CORP., as Borrower,


                       J. CREW GROUP, INC.,


                     The Lenders Party Hereto,


                     THE CHASE MANHATTAN BANK,
                      as Administrative Agent


                                and


                   DONALDSON, LUFKIN & JENRETTE
                      SECURITIES CORPORATION,
                       as Syndication Agent


====================================================================

                                                         [6700-529]

                         TABLE OF CONTENTS


                                                               Page
                                                               ----



                             ARTICLE I

                            Definitions

    SECTION 1.01.  Defined Terms...............................1
    SECTION 1.02.  Classification of Loans and Borrowings.....25
    SECTION 1.03.  Terms Generally............................25
    SECTION 1.04.  Accounting Terms; GAAP.....................25
    SECTION 1.05.  Interim Financial Calculations.............26


                            ARTICLE II

                            The Credits

    SECTION 2.01.  Commitments................................27
    SECTION 2.02.  Loans and Borrowings.......................27
    SECTION 2.03.  Requests for Borrowings....................27
    SECTION 2.04.  Acceptances................................28
    SECTION 2.05.  Letters of Credit..........................31
    SECTION 2.06.  Funding of Borrowings......................37
    SECTION 2.07.  Interest Elections.........................37
    SECTION 2.08.  Termination and Reduction of Commitments...39
    SECTION 2.09.  Repayment of Loans; Evidence of Debt.......40
    SECTION 2.10.  Amortization of Term Loans.................40
    SECTION 2.11.  Prepayment of Loans........................41
    SECTION 2.12.  Fees.......................................43
    SECTION 2.13.  Interest...................................44
    SECTION 2.14.  Alternate Rate of Interest.................45
    SECTION 2.15.  Increased Costs............................45
    SECTION 2.16.  Break Funding Payments.....................47
    SECTION 2.17.  Taxes......................................47
    SECTION 2.18.  Payments Generally; Pro Rata
                   Treatment; Sharing of Set-offs.............48
    SECTION 2.19.  Mitigation Obligations; Replacement
                   of Lenders.................................50


                            ARTICLE III

                  Representations and Warranties

    SECTION 3.01.  Organization; Powers.......................51
    SECTION 3.02.  Authorization; Enforceability..............51
    SECTION 3.03.  Governmental Approvals; No Conflicts.......51
    SECTION 3.04.  Financial Condition; No Material
                   Adverse Change.............................52

    SECTION 3.05.  Properties.................................52
    SECTION 3.06.  Litigation and Environmental Matters.......53
    SECTION 3.07.  Compliance with Laws and Agreements........53
    SECTION 3.08.  Investment and Holding Company Status......54
    SECTION 3.09.  Taxes......................................54
    SECTION 3.10.  ERISA......................................54
    SECTION 3.11.  Disclosure.................................54
    SECTION 3.12.  Subsidiaries...............................54
    SECTION 3.13.  Insurance..................................55
    SECTION 3.14.  Labor Matters..............................55
    SECTION 3.15.  Solvency...................................55
    SECTION 3.16.  Senior Indebtedness........................55
    SECTION 3.17.  Security Documents.........................55
    SECTION 3.18.  Federal Reserve Regulations................56


                            ARTICLE IV

                            Conditions

    SECTION 4.01.  Effective Date.............................56
    SECTION 4.02.  Each Credit Event..........................61


                             ARTICLE V

                       Affirmative Covenants

    SECTION 5.01.  Financial Statements and Other
                   Information................................61
    SECTION 5.02.  Notices of Material Events.................63
    SECTION 5.03.  Information Regarding Collateral...........64
    SECTION 5.04.  Existence; Conduct of Business.............64
    SECTION 5.05.  Payment of Obligations.....................65
    SECTION 5.06.  Maintenance of Properties..................65
    SECTION 5.07.  Insurance..................................65
    SECTION 5.08.  Casualty and Condemnation..................66
    SECTION 5.09.  Books and Records; Inspection and
                   Audit Rights...............................67
    SECTION 5.10.  Compliance with Laws.......................67
    SECTION 5.11.  Use of Proceeds and Letters of Credit
                   and Acceptances............................67
    SECTION 5.12.  Additional Subsidiaries....................68
    SECTION 5.13.  Further Assurances.........................68
    SECTION 5.14.  Interest Rate Protection...................68
    SECTION 5.15.  Change of Fiscal Year......................69


                            ARTICLE VI

                        Negative Covenants

    SECTION 6.01.  Indebtedness; Certain Equity Securities....69

    SECTION 6.02.  Liens......................................71
    SECTION 6.03.  Fundamental Changes........................72
    SECTION 6.04.  Investments, Loans, Advances,
                   Guarantees and Acquisitions................72
    SECTION 6.05.  Asset Sales................................74
    SECTION 6.06.  Hedging Agreements.........................75
    SECTION 6.07.  Restricted Payments; Certain
                   Payments of Indebtedness...................75
    SECTION 6.08.  Transactions with Affiliates...............77
    SECTION 6.09.  Restrictive Agreements.....................77
    SECTION 6.10.  Amendment of Material Documents............78
    SECTION 6.11.  Sale and Lease-Back Transactions...........78
    SECTION 6.12.  Capital Expenditures.......................78
    SECTION 6.13.  Leverage Ratio.............................79
    SECTION 6.14.  Interest Coverage Ratio....................79
    SECTION 6.15.  Net Worth..................................80
    SECTION 6.16.  Inventory Coverage Ratio...................80


                            ARTICLE VII

                         Events of Default

    SECTION 7.01.  Events of Default..........................80
    SECTION 7.02.  Exclusion of Immaterial Subsidiaries.......83


                           ARTICLE VIII

    The Administrative Agent..................................83


                            ARTICLE IX

                           Miscellaneous

    SECTION 9.01.  Notices....................................85
    SECTION 9.02.  Waivers; Amendments........................86
    SECTION 9.03.  Expenses; Indemnity; Damage Waiver.........87
    SECTION 9.04.  Successors and Assigns.....................89
    SECTION 9.05.  Survival...................................91
    SECTION 9.06.  Counterparts; Integration; Effectiveness...91
    SECTION 9.07.  Severability...............................92
    SECTION 9.08.  Right of Setoff............................92
    SECTION 9.09.  Governing Law; Jurisdiction; Consent
                   to Service of Process......................92
    SECTION 9.10.  WAIVER OF JURY TRIAL.......................93
    SECTION 9.11.  Headings...................................93
    SECTION 9.12.  Confidentiality............................93
    SECTION 9.13.  Interest Rate Limitation...................94

SCHEDULES:
----------

Schedule 1.01(a)     -- Mortgaged Property
Schedule 2.01        -- Commitments
Schedule 3.05        -- Real Property
Schedule 3.06        -- Disclosed Matters
Schedule 3.12        -- Subsidiaries
Schedule 3.13        -- Insurance
Schedule 3.17        -- Mortgage Filing Office
Schedule 6.02        -- Existing Liens
Schedule 6.04        -- Investments
Schedule 6.09        -- Existing Restrictions

EXHIBITS:
---------

Exhibit A  --   Form of Assignment and Acceptance
Exhibit B  --   Forms of Opinions of Borrower's Counsel
Exhibit C  --   Form of Indemnity, Subrogation and Contribution Agreement
Exhibit D  --   Form of Guarantee Agreement
Exhibit E  --   Form of Pledge Agreement
Exhibit F  --   Form of Security Agreement
Exhibit G  --   Form of Intercreditor Agreement

                     CREDIT AGREEMENT dated as of October 17,
                1997, among J. CREW OPERATING CORP., J. CREW
                GROUP, INC., the LENDERS party hereto, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as Syndication Agent and THE CHASE MANHATTAN BANK, as Administrative Agent.

           The parties hereto agree as follows:


                             ARTICLE I

                            Definitions
                            -----------

           SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

           "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

           "Acceptance" means a signed promise of the Issuing Bank to honor an Acceptance Draft presented by the Borrower for signature and acceptance by the Issuing Bank for subsequent payment by the Issuing Bank in accordance with the terms of this Agreement.

           "Acceptance Disbursement" means a payment made by the Issuing Bank pursuant to an Acceptance Draft.

           "Acceptance Draft" means a draft for the payment of money accepted or to be accepted by the Issuing Bank in accordance with Section 2.04.

           "Acceptance Obligation" means the obligation of the Borrower to pay the face amount of any Acceptance issued by the Issuing Bank in accordance with the terms of this Agreement on or before the maturity date of such Acceptance.

           "Acceptance Rate" means, at any time with respect to any Acceptance Draft, the discount rate for bankers' acceptances in a comparable amount and of comparable maturity generally available from the Issuing Bank at such time, as determined by the Issuing Bank in its sole discretion.

           "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by
(b) the Statutory Reserve Rate.

           "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

           "Administrative Questionnaire" means an Administrative
Questionnaire in a form supplied by the Administrative Agent.

           "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person.

           "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

           "Alternative Currency" means any currency other than dollars which is freely transferable and convertible into dollars.

           "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving
Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

           "Applicable Rate" means, for any day with respect to any ABR Loan, Eurodollar Loan or Acceptance, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Acceptance Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery of the Borrower's financial statements pursuant to Section 5.01 for the first full fiscal quarter commencing after the date that is six months after the Effective Date the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

======================================================================
                                     ABR       Eurodollar   Acceptance
       Leverage Ratio:             Spread        Spread       Spread
----------------------------------------------------------------------
         Category 1
         ----------

greater than 4.50 to 1.00           1.25%         2.25%       2.25%
----------------------------------------------------------------------
         Category 2
         ----------

greater than 4.00 to 1.00 and       1.00%         2.00%       2.00%
less than or equal to 4.50 to
1.00
----------------------------------------------------------------------
         Category 3
         ----------

greater than 3.50 to 1.00 and      0 .75%         1.75%       1.75%
less than or equal to 4.00 to
1.00
----------------------------------------------------------------------
         Category 4
         ----------

less than or equal to 3.50 to       1.50%         1.50%       1.50%
1.00
======================================================================
           For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

           "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

           "Base CD Rate" means the sum of (a) the Three-Month
Secondary CD Rate multiplied by the Statutory Reserve Rate plus
(b) the Assessment Rate.

           "Board" means the Board of Governors of the Federal
Reserve System of the United States of America.

           "Borrower" means J. Crew Operating Corp., a Delaware corporation.

           "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

           "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

           "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that
(a) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with any Letter of Credit that provides for the payment of any drawing thereunder in an Alternative Currency, or the determination of any Dollar Amount or Equivalent Amount, the term "Business Day" means any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, and, where funds are to be paid or made available in an Alternative Currency, on which commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are paid or made available.

           "C&W" means Clifford & Wills, Inc., a New Jersey corporation.

           "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period; provided that the term "Capital Expenditures" (i) shall be net of landlord construction allowances, (ii) shall not include expenditures made in connection with the repair or restoration of assets with insurance or condemnation proceeds and (iii) shall not include the purchase price of equipment to the extent consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business.

           "Capital Lease" means any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

           "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           "Cash Dividend" means any dividend paid in cash on any shares of stock of any class of the Borrower or any payment made in cash (whether or not pursuant to a prior commitment which when made was permitted by the terms of this Agreement) on account of, or any commitment to make any payment on account of, the purchase, redemption or other retirement of any shares of stock of any class of the Borrower or any other distribution made in cash in respect thereof, either directly or indirectly. For purposes of this definition, "stock" shall include any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

           "Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding deferred financing costs and net of cash interest income for such period, determined on a consolidated basis in accordance with GAAP.

           "Change in Control" means, at any time, (a) the acquisition of ownership, directly or indirectly, beneficially and of record, by any Person other than Holdings of any shares of capital stock of the Borrower; (b) (i) TPG Partners shall cease to own in the aggregate, directly or indirectly, beneficially and of record, shares representing at least 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings and/or (ii) any Person or group (within the meaning of Rule 13d-5 under the United States Securities and

Exchange Act of 1934 as in effect on the date hereof), other than TPG Partners, shall beneficially own, directly or indirectly, shares of capital stock of Holdings representing more than the percentage of the aggregate ordinary voting power represented by the shares beneficially owned, directly or indirectly, by TPG Partners at such time, unless, in the case of either clause (i) or (ii), TPG Partners shall directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, have the ability to elect a majority of the board of directors of Holdings; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by members of TPG Partners or the board of directors of Holdings nor (ii) appointed by directors so nominated; or (d) while any of the Subordinated Debt is outstanding, a "Change of Control" (as defined in the Subordinated Debt Documents) shall have occurred.

           "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

           "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

           "Clean-Down Period" means the "Clean-Down Period" as defined in Section 2.11(e).

           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

           "Collateral Agent" means the "Collateral Agent", as defined in any applicable Security Document.

           "Commitment" means a Revolving Commitment or Term
Commitment, or any combination thereof (as the context requires).

           "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (adjusted to exclude gains and losses on non-ordinary course asset sales), plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees accrued during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period, (e) all extraordinary charges during such period, (f) non cash expenses resulting from the grant of stock options to management personnel of the Borrower or the Subsidiaries pursuant to a written plan or agreement, (g) the aggregate amount of deferred financing expenses for such period,
(h) expenses related to the Transactions, (i) other non-cash charges deducted in computing Consolidated Net Income for such period and (j) Excluded Charges paid for such period, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary gains during such period, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

           "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period, plus, without duplication, rental expenses deducted in determining Consolidated Net Income for such period.

           "Consolidated Interest Expense" means, for any period, the interest expense deducted in calculating Consolidated Net Income for such period, including deferred financing costs, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Net Income" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

           "Consolidated Net Worth" means, as at any date of determination, the consolidated stockholders' equity of the Borrower and the Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

           "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

           "Control Group" means (a) Emily Woods, her spouse, direct descendants, and their spouses, trusts solely for the benefit of any of the foregoing individuals and any corporations or partnerships owned solely by any of the foregoing individuals and (b) TPG Partners.

           "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

           "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule
3.06.

           "Dollar Amount" means in relation to any Letter of Credit that provides for payment of any drawing thereunder in an Alternative Currency, the amount determined as provided in
Section 2.05(k).

           "dollars" or "$" refers to lawful money of the United
States of America.

           "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

           "Effective Date Dividend" means a dividend by the Borrower to Holdings on the Effective Date in an aggregate amount of $68,429,749.

           "Eligibility Certificate" means any legend stamped on an Acceptance Draft by the Issuing Bank that sets forth the character of the transaction giving rise to such Acceptance Draft, and, in so doing, establishes that the related Acceptance is eligible for discount by a Federal Reserve Bank pursuant to Regulation A.

           "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or to worker health and safety matters.

           "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities and reasonable attorneys' fees and costs), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "Equity Financing" means the contribution by the Initial Investors to Holdings of an aggregate amount of not less than $66,000,000 in exchange for the issuance by Holdings to the Initial Investors of shares of common stock of Holdings.

           "Equivalent Amount" means in connection with the determination of the amount of a LC Disbursement to be made in an Alternative Currency in relation to the Dollar Amount of such LC Disbursement, the amount of such Alternative Currency converted from such Dollar Amount at the spot buying rate of the Issuing Bank (based on the London interbank market rate then prevailing) for dollars against such Alternative Currency as of approximately 9:00 a.m. (New York City time) three Business Days before such date.

           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

           "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
(d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

           "Event of Default" has the meaning assigned to such term in Article VII.

           "Excess Cash Flow" means, for any period, the sum
(without duplication) of:

           (a) the Consolidated Net Income of the Borrower and its consolidated Subsidiaries for such period, adjusted to exclude any gains or losses attributable to Prepayment
      Events; plus

           (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated
      Net Income for such period; plus

           (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made, plus (iv) the amount of the excess, if any, of tax expense deducted in determining Consolidated Net Income for such period over cash taxes paid for such period; minus

           (d) the sum of (i) any noncash gains included in determining such Consolidated Net Income for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such period plus (iv) the amount of excess, if any, of cash taxes paid for such period over tax expense deducted in determining Consolidated Net Income for such period; minus

           (e) Capital Expenditures for such period; minus

           (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit and Acceptances, (ii) Term Loans prepaid pursuant to Section 2.11(b) or (d), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made and (iv) Indebtedness referred to in clauses (iv), (viii) and (ix) of Section 6.01(a); minus

           (g) the aggregate amount of all prepayments of Revolving Loans made during such period to the extent accompanying reductions of the total Revolving Commitments;
      minus

           (h) payments by the Borrower and the Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Subsidiaries other than (i) Indebtedness and (ii) liabilities representing amounts deducted in determining Consolidated Net Income for any period subsequent to the Effective Date; minus

           (i) the amount of dividends paid by the Borrower during such period pursuant to Section 6.07.

           "Excluded Charges" means non-recurring charges not exceeding $8,000,000 in the aggregate for severance payments, professional advisory fees, management bonuses for 1997, and one-time payments in respect of the employment arrangements of Emily Woods and David DeMattei.

           "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)) at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17.

           "Existing Credit Agreement" means the $200,000,000
Credit Agreement dated as of April 18, 1997, as amended and in effect on the Effective Date, among Holdings, the several banks and financial institutions from time to time party thereto and Morgan Guaranty Trust Company, as Agent.

           "Existing Letters of Credit" means all letters of credit issued by The Chase Manhattan Bank under the Existing
Credit Agreement that are outstanding as of the Effective Date.

           "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

           "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit and Acceptances hereunder, (b) the execution, delivery and performance by each Loan Party of the Subordinated Debt Documents to which it is to be a party, the issuance of the Subordinated Debt and the use of the proceeds thereof, (c) the Equity Financing, (d) the issuance of the Holdings Senior Discount Debentures, (e) the issuance of the Holdings Preferred Stock and
(f) the Qualified Receivables Transaction.

           "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

           "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United
States of America or any State thereof or the District of Columbia.

           "Funded Debt" means, as of any date, the sum of (a) the aggregate principal amount of all indebtedness (other than Revolving Loans) outstanding as of such date that would appear as indebtedness on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP, plus (b) the aggregate principal amount of all indebtedness outstanding as of such date of Persons other than the Borrower and its consolidated Subsidiaries that would appear as indebtedness on a consolidated balance sheet of such Persons prepared as of such date in accordance with GAAP, to the extent Guaranteed by any of the Borrower and its Subsidiaries, plus (c) the average daily outstanding principal amount of Revolving Loans during the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, minus (d) the average daily amount of the Borrower's cash balances during such period.

           "GAAP" means generally accepted accounting principles in the United States of America.

           "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

           "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit D, made by Holdings and the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

           "Hazardous Materials" means all explosive or radioactive substances or wastes, all hazardous or toxic substances, wastes, pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") and PCB-containing materials, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

           "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

           "Holdings" means J. Crew Group, Inc., a New York corporation.

           "Holdings Preferred Stock" means (a) Holdings' 14.50%
Series A Preferred Stock and (b) Holdings' 14.50% payment-in-kind
Series B Redeemable Cumulative Preferred Stock.

           "Holdings Senior Discount Debentures" means (i) up to $142,000,000 principal amount at final maturity of 13 % Senior Discount Debentures due 2008 of Holdings issued pursuant to the Holdings Senior Discount Debt Documents and (ii) debentures issued in exchange for such Holdings Senior Discount Debentures in an equivalent aggregate principal amount and having terms and conditions substantially identical to those of such Holdings Senior Discount Debentures, pursuant to a registered exchange offer.

           "Holdings Senior Discount Debt Documents" means the indenture under which the Holdings Senior Discount Debentures are issued and all other instruments, agreements and other documents evidencing or governing the Holdings Senior Discount Debentures or providing for any Guarantee or other right in respect thereof.

           "Inactive Subsidiary" means any subsidiary, direct or indirect, that (a) has total assets not in excess of $50,000, (b) conducts no business and (c) has no Indebtedness; provided that if more than one subsidiary is deemed an Inactive Subsidiary pursuant to this definition, all Inactive Subsidiaries shall be considered to be a single consolidated subsidiary for purposes of determining whether the conditions specified above are satisfied.

           "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock.

           "Indemnified Taxes" means Taxes other than Excluded
Taxes.

           "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit C, among the Borrower, Holdings, the Subsidiary Loan Parties and the Administrative Agent.

           "Information Memorandum" means the Confidential
Information Memorandum dated September 17, 1997, relating to
Holdings, the Borrower and the Transactions, as the same has been supplemented from time to time.

           "Initial Investors" means TPG Partners and certain investors arranged by TPG Partners.

           "Intercreditor Agreement" means the Intercreditor
Agreement, substantially in the form of Exhibit G, among the Receivables Trustee and the Collateral Agent.

           "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term
Borrowing in accordance with Section 2.07.

           "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each January, April, July and October and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

           "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

           "Inventory" means all goods owned by the Borrower and its Subsidiaries and held for sale or as raw materials, work in process (wherever located, including items in transit or in the possession of third parties).

           "Issuing Bank" means (a) The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit and Acceptances hereunder, and its successors in such capacity as provided in
Section 2.05(i) and (b) any other Lender approved by the Administrative Agent and the Borrower; provided that, at any time, there shall only be two Issuing Banks. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit or Acceptances to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit and Acceptances issued by such Affiliate.

           "LC Disbursement" means a payment made by the Issuing
Bank pursuant to a Letter of Credit.

           "LC and Acceptance Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and the aggregate face amount of all outstanding Acceptance Drafts at such time plus (b) the aggregate amount of all LC Disbursements and Acceptance Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC and Acceptance Exposure shall be expressed in dollars, determined as provided in Section 2.05(k) in the case of any amount thereof denominated in an

Alternate Currency. The LC and Acceptance Exposure of any
Revolving Lender at any time shall be its Applicable Percentage of the total LC and Acceptance Exposure at such time.

           "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

           "Letter of Credit" means any letter of credit (including, without limitation, any Standby LC) issued pursuant to this Agreement. Each Existing Letter of Credit will be deemed to constitute a Letter of Credit for all purposes under the Loan documents as though each Existing Letter of Credit had been issued hereunder on the Effective Date.

           "Leverage Ratio" means, on any date and subject to
Section 1.05, the ratio of (a) Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date (or, if such date is not the last day of a fiscal quarter, then most recently ended prior to such date), all determined on a consolidated basis in accordance with GAAP.

           "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

           "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset,
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

           "Loan Documents" means this Agreement, the promissory notes, if any, executed and delivered pursuant to Section
2.09(e), the Guarantee Agreement, the Indemnity, Subrogation and
Contribution Agreement and the Security Documents.

           "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan Parties.

           "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

           "Margin Stock" shall have the meaning assigned to such term under Regulation U.

           "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or
(c) any material rights of or benefits available to the Lenders under the Loan Documents.

           "Material Indebtedness" means Indebtedness (other than the Loans, Letters of Credit and Acceptances), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

           "Maturity Date" means October 17, 2003.

           "Moody's" means Moody's Investors Service, Inc.

           "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

           "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

           "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "Net Proceeds" means, with respect to any event (a) the gross cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $250,000, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including underwriting discounts and commissions and collection expenses) paid or payable by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid or payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

           "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

           "Obligations" has the meaning assigned to such term in the Security Agreement.

           "Operating Lease" means any lease (including leases that may be terminated by the lessee at any time) of any property
(whether real, personal or mixed) that is not a Capital Lease.

           "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

           "Outstanding Senior Notes" means the $85,000,000 of
8.1% Senior Notes of Holdings due December 15, 2004.

           "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

           "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

           "Permitted Encumbrances" means:

           (a) Liens imposed by law for taxes, assessments and governmental charges or claims that are not yet due or are being contested in compliance with Section 5.05;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section
      5.05;

           (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

           (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, customs bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

           (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

           (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and minor defects or irregularities in title that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary;

           (g) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

           (h) any interest or title of a lessor under any lease permitted by this Agreement;

           (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

           (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

           "Permitted Investments" means:

           (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

           (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody's;

           (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any other bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000 or any domestic office of a foreign bank which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

           (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (a) and (b) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

           (e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service); and

           (f) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (e) above.

           "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

           "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit E, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

           "Popular Club" means Popular Club Plan, Inc., a New
Jersey corporation and wholly owned subsidiary of the Borrower.

           "Prepayment Event" means:

           (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Holdings, the Borrower or any Subsidiary in excess of $100,000, other than dispositions described in clauses (a), (b) and (e) of Section 6.05; or

           (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event; or

           (c) the issuance by Holdings, the Borrower or any Subsidiary of any equity securities, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, other than any such issuance of equity securities to, or receipt of any such capital contribution from, Holdings, the Borrower or a Subsidiary; or

           (d) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01;

provided that, (i) with respect to any event described in clause
(a) above, if Holdings shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such event setting forth the Borrower's or a Subsidiary's intent to use the Net Proceeds of such event to acquire other assets to be used in the same line of business within 180 days of receipt of such Net Proceeds and certifying that no Default has occurred and is continuing, such event shall not constitute a Prepayment Event except to the extent the Net Proceeds therefrom are not so used at the end of such 180-day period, at which time such event shall be deemed a Prepayment Event with Net Proceeds equal to the Net Proceeds so remaining unused, (ii) with respect to clause (c) above and the issuances of new preferred stock of Holdings or the issuances of common stock of Holdings in a Rule 144A or other private placement, if Holdings shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such issuance setting forth Holdings intent to use the Net Proceeds of such issuance to redeem outstanding Holdings Preferred Stock within 90 days of receipt of such Net Proceeds and certifying that (A) no Default has occurred and is continuing and (B) the terms of the new preferred stock are no less favorable to the Lenders than the outstanding Holdings Preferred Stock, the Net Proceeds from such event shall not be deemed Net Proceeds of a Prepayment Event except to the extent such Net Proceeds therefrom are not so used at the end of such 90-day period, at which time such unused Net Proceeds shall be deemed Net Proceeds of a Prepayment Event equal to the Net Proceeds so remaining unused and (iii) with respect to clause (c) above and the issuance of equity to a member of the Control Group, if Holdings shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such issuance setting forth Holdings' intent to use up to $20,000,000 of the Net Proceeds of such equity for investments permitted by Section 6.04(c) within 90 days of receipt of such Net Proceeds and certifying that no Default has occurred and is continuing, the Net Proceeds from such event shall not be deemed Net Proceeds of a Prepayment Event except to the extent such Net Proceeds therefrom are not so used at the end of such 90-day period, at which time such unused Net Proceeds shall be deemed Net Proceeds of a Prepayment Event.

           "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

           "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Borrower or any Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to the Receivables Transaction Documents, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

           "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Borrower or any Subsidiary) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

           "Recapitalization" means the recapitalization of Holdings pursuant to, and in accordance with the terms of, the Recapitalization Documents, including (a) the transfer by Holdings of all its assets to the Borrower, (b) the assumption by the Borrower of all liabilities of Holdings and (c) the issuance by the Borrower of all its common stock to Holdings.

           "Recapitalization Agreement" means the
Recapitalization Agreement dated as of July 22, 1997, between
Holdings and TPG Partners, as amended.

           "Recapitalization Documents" means the
Recapitalization Agreement and all other agreements and documents relating to the transactions contemplated thereby.

           "Receivables Pooling Agreement" means the Pooling
Agreement relating to a Qualified Receivables Transaction, among the Receivables Subsidiary and the Receivables Trustee.

           "Receivables Subsidiary" means a wholly owned Subsidiary which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the board of directors of the Borrower (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Borrower or such other Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Borrower nor any other Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower shall be evidenced by filing with the Receivables Trustee a certified copy of the resolution of the board of directors of the Borrower giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

           "Receivables Transaction Documents" means the documents executed in connection with a Qualified Receivables
Transaction, including the Receivables Pooling Agreement.

           "Receivables Trustee" means the trustee on behalf of the holders of interests in the receivables and related assets sold pursuant to a Qualified Receivables Transaction.

           "Register" has the meaning set forth in Section 9.04.

           "Regulation A" means Regulation A of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Regulation G" means Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           "Related Parties" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

           "Required Lenders" means, at any time, Lenders having
Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving
Exposures, outstanding Term Loans and unused Commitments at such time.

           "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of Holdings, the Borrower or any Subsidiary.

           "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving
Commitments.

           "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Acceptances hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $200,000,000.

           "Revolving Exposure" means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Revolving Loans and (b) its LC and Acceptance
Exposure at such time.

           "Revolving Lender" means a Lender with a Revolving
Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

           "Revolving Loan" means a Loan made pursuant to clause
(b) of Section 2.01.

           "S&P" means Standard & Poor's.

           "Secured Parties" has the meaning assigned to such term in the Security Agreement.

           "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

           "Security Documents" means the Security Agreement, the Pledge Agreement, the Intercreditor Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

           "Senior Debt" means, with respect to the Borrower and the Subsidiaries on a consolidated basis at any time, all Indebtedness of the Borrower and the Subsidiaries (other than the Subordinated Debt) which at such time would be required to be reflected as a liability for borrowed money on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP.

           "Standby LC(s)" means any irrevocable standby letter of credit in support of certain obligations of the Borrower available against sight drafts and payable at sight, issued by the Issuing Bank for the account of the Borrower pursuant to
Section 2.05 hereof.

           "Standby LC Disbursement" means a payment made by the Issuing Bank pursuant to a Standby LC.

           "Standby LC Exposure" means, at any time, the sum of
(a) the aggregate undrawn and unexpired amount of all outstanding Standby LCs at such time plus (b) the aggregate amount of all Standby LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

           "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in an accounts receivable transaction.

           "Subordinated Debt" means (i) the Senior Subordinated Notes to be issued by the Borrower on or prior to the Effective Date in the aggregate principal amount of $150,000,000, (ii) notes issued in exchange for such Senior Subordinated Notes in an aggregate principal amount not to exceed $150,000,000 and having terms and conditions substantially identical to those of such Senior Subordinated Notes, pursuant to a registered exchange offer and (iii) the Indebtedness represented thereby and the Guarantees made by any Subsidiary Loan Party in connection therewith.

           "Subordinated Debt Documents" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

           "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

           "Subsidiary" means any subsidiary of Holdings or the Borrower, as the context requires, other than any Inactive
Subsidiary.

           "Subsidiary Loan Party" means any Subsidiary of the Borrower other than (a) any Foreign Subsidiary that, if it were to Guarantee the Obligations, would result in adverse tax consequences to Holdings or the Borrower and (b) the Receivables
Subsidiary.

           "Tax Sharing Agreement" means the tax sharing agreement between the Borrower and Holdings.

           "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

           "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $70,000,000.

           "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

           "Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.

           "Three-Month Secondary CD Rate" means, for any day, the secondary market rate, expressed as a per annum rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

           "TPG Partners" means (a) TPG Partners II, L.P., (b) the principals who Control TPG Partners II, L.P. as of the date of this Agreement, and (c) any other investment funds Controlled by such principals.

           "Transactions" means the Recapitalization and the Financing Transactions.

           "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

           "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

           SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

           SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

           SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. References to fiscal years and fiscal quarters shall be to such fiscal periods of the Borrower.

           SECTION 1.05. Interim Financial Calculations. For purposes of determining the Leverage Ratio and determining compliance with Sections 6.13 and 6.14:

           (a) for determinations made prior to the end of the fiscal quarter ending August 1, 1998, Consolidated EBITDA shall not be determined for periods of four fiscal quarters but instead shall be determined (i) as of January 31, 1998, for the period beginning August 16, 1997, and ended January 31, 1998, and (ii) as of May 2, 1998, for the period beginning August 16, 1997, and ended May 2, 1998;

           (b) the average daily outstanding principal amount of Revolving Loans (referred to in clause (c) of the definition "Funded Debt") shall be deemed to be equal to $1,700,000 for each fiscal quarter ending prior to January
      31, 1998;

           (c) for determinations made prior to the end of the fiscal quarter ending October 31, 1998, rental expense to be added to Consolidated EBITDA for purposes of determining Consolidated EBITDAR and for purposes of clause (b)(ii) of
      Section 6.14 shall, in each case, be equal to (i) for purposes of determining compliance with Section 6.14 as of the end of the fiscal quarter ending January 31, 1998, an amount equal to (A) rental expense deducted in determining Consolidated Net Income for the fiscal quarter then ended multiplied by (B) four, (ii) for purposes of determining compliance with Section 6.14 as of the end of the fiscal quarter ending May 2, 1998, an amount equal to (A) rental expense deducted in determining Consolidated Net Income for the two consecutive fiscal quarters then ended multiplied by (B) two and (iii) for purposes of determining compliance with Section 6.14 as of the end of the fiscal quarter ending August 1, 1998, an amount equal to (A) rental expense deducted in determining Consolidated Net Income for the three consecutive fiscal quarters then ended multiplied by (B) four-thirds; and

           (d) for determinations made prior to the end of the fiscal quarter ending October 31, 1998, Cash Interest Expense for purposes of clause (b)(i) of Section 6.14 shall be equal to (i) for purposes of determining compliance with
      Section 6.14 as of the end of the fiscal quarter ending January 31, 1998, an amount equal to (A) Cash Interest Expense for the fiscal quarter then ended multiplied by (B) four, (ii) for purposes of determining compliance with
      Section 6.14 as of the end of the fiscal quarter ending May 2, 1998, an amount equal to (A) Cash Interest Expense for the two consecutive fiscal quarters then ended multiplied by (B) two and (iii) for purposes of determining compliance with Section 6.14 as of the end of the fiscal quarter ending August 1, 1998, an amount equal to (A) Cash Interest Expense for the three consecutive fiscal quarters then ended multiplied by (B) four-thirds.

                            ARTICLE II

                            The Credits
                            -----------

           SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

           SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

           (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, all Borrowings made on the Effective Date shall be ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

           (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

           (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

           SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed

Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

           (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

           (ii) the aggregate amount of such Borrowing;

           (iii) the date of such Borrowing, which shall be a Business Day;

           (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

           (v) in the case of a Eurodollar Borrowing, the initial
      Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest
      Period"; and

           (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

           SECTION 2.04. Acceptances. (a) General.

           (i) Upon the terms and subject to the conditions of this Agreement, the Issuing Bank, upon request by the Borrower, will issue one or more Acceptances denominated in dollars for the account of the Borrower.

           (ii) The Issuing Bank will not be required to issue any Acceptance to the extent that such issuance would cause the total Revolving Exposures to exceed the total Revolving Commitments. Without limiting the provisions of the immediately preceding sentence, the Issuing Bank will not issue any Acceptance to the extent that the amount to be paid under such Acceptance would exceed the Issuing Bank's legal limit for the issuance of acceptances or if the related Acceptance Draft does not have a fixed maturity date occurring on a Business Day that is 30, 60, 90 or 180 days after the date of issuance of such Acceptance Draft and in any event not later than the date 30 days prior to the Maturity Date.

           (iii) The Borrower (A) agrees that the Issuing Bank may cause the Borrower to be joined as a party to any legal proceeding brought against the Issuing Bank with respect to any Acceptance, provided that such proceeding arises out of an action taken by or an omission of the Issuing Bank at the request of the Borrower or pursuant to court order, (B) generally and unconditionally accepts the jurisdiction of any court in which such legal proceeding is maintained and
      (C) irrevocably consents to the service of process out of any such court by the mailing of copies thereof by registered or certified first class mail, postage prepaid, to the Borrower, such service to become effective thirty days after such mailing.

           (b) Issuance. Each Acceptance shall be issued in accordance with the following procedure:

           (i) the Borrower shall submit a request for the Acceptance and the terms of the related Acceptance Draft to the Issuing Bank;

           (ii) each request for such Acceptance shall relate to an Acceptance Draft in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000;

           (iii) within three Business Days of its receipt of a request for Acceptance and presentation of the related Acceptance Draft, the Issuing Bank shall issue such Acceptance or shall indicate to the Borrower any additional information necessary for review or corrections to be made in the request for Acceptance, or shall issue to the Borrower a rejection of the request for Acceptance and its reasons for rejection; and

           (iv) in the case of each Acceptance to be issued by the Issuing Bank, not later than 12:00 (noon), New York City time, on the date of issuance, the Issuing Bank will complete the date, amount and maturity date of such Acceptance, stamp and complete the Eligibility Certificate on the related Acceptance Draft, and execute and accept such Acceptance Draft.

           (c) Discount; Payments. (i) On the date of issuance of an Acceptance, the Issuing Bank shall discount the related Acceptance Draft by deducting from the face amount thereof a discount equal to the sum of (A) the Acceptance Rate determined by the Issuing Bank with respect to such Acceptance Draft, and
(B) an origination fee in an amount equal to 1/4 of 1% per annum on the face amount of such Acceptance Draft for the period from and including such date of issuance to but excluding the scheduled maturity date of such Acceptance Draft (computed on the basis of a year of 360 days for the actual number of days elapsed), and shall make the net amount available to the Borrower in the same manner as Loans are to be made available to the Borrower as provided herein; provided that the Issuing Bank may, in its discretion, deduct from the net amount to be made available to the Borrower the amount of acceptance fees payable pursuant to Section 2.12(d), in which case the amount of such fees so deducted shall be made available by the Issuing Bank to the Administrative Agent for distribution to the Revolving Lenders. The Issuing Bank shall retain for its own account the amounts so deducted, except as expressly provided above with respect to acceptance fees.

           (ii) The Issuing Bank may, in its sole discretion, either retain for its own account or re-discount to third parties any Acceptance Draft. If the Issuing Bank re-discounts an Acceptance Draft, the Issuing Bank shall retain the proceeds thereof for its own account.

           (iii) The Borrower shall be obligated, and hereby agrees, to pay to the Administrative Agent, for the account of the Issuing Bank, the face amount of each Acceptance Draft not later than 2:00 p.m., New York City time, on the stated maturity date thereof. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from the Borrower and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amount so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph, then to such Lenders and the Issuing Bank as their interest may appear. Any payment made by a Revolving Lender pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligations in respect of the applicable Acceptance Drafts.

           (iv) The Borrower's obligations to make payments pursuant to paragraph (iii) above shall be absolute, unconditional and irrevocable, to the same extent as the Borrower's reimbursement obligations in respect of LC Disbursements (and Section 2.05(e) shall apply, mutatis mutandis, to such obligations).

           (v) The provisions of paragraphs (iii) and (iv) above also shall apply to Acceptance Disbursements, which the Borrower shall reimburse as provided in paragraphs (iii) and (iv) above, without duplication.

           (vi) If the Borrower fails to make any payment required to be made by it pursuant to this Section, the unpaid amount shall bear interest as provided in Section 2.13(c). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (iii) of this
      Section 2.04(c) shall be for the account of such Lender, to the extent of such payment.

           (d) Participations. By the issuance of an Acceptance and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving
Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Acceptance equal to such Lender's Applicable Percentage of the face amount of the related Acceptance Draft. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent for the account of the Issuing Bank, such Lender's Applicable Percentage of each payment that the Borrower is required to make pursuant to Section
2.04(c)(iii) above and fails to pay when due, as provided in such Section. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           (e) Reporting. If the bank serving as Issuing Bank is not the same as the bank serving as Administrative Agent, the Issuing Bank shall notify the Administrative Agent of each Acceptance and the amount and maturity date thereof.

           (f) Additional Costs. If an Acceptance issued under the provisions of this Agreement is not an acceptance eligible for discount by a Federal Reserve Bank for a reason beyond the control of the Issuing Bank, the Borrower shall pay to the Issuing Bank upon demand such additional amounts as are necessary to indemnify the Issuing Bank and the Revolving Lenders against any additional costs incurred due to the lack of eligibility or noncompliance, including reserve requirements, premium liability to the Federal Deposit Insurance Corporation, and higher discount rates. The obligations of the Borrower under this paragraph (f) shall survive the termination of this Agreement and the other Loan Documents and payment of the Loans.

           (g) Fees. The Borrower shall pay to the Issuing Bank, at the time of the issuance of each Acceptance, a processing or minimum fee computed in accordance with the Issuing Bank's fee schedule then in effect, as it may be amended from time to time.

           SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

           (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit (including, without limitation, any Standby LC) shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the total Revolving Exposures shall not exceed the total
Revolving Commitments. A Standby LC shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of such Standby LC the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the Standby LC Exposure shall not exceed $5,000,000.

           (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

           (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           (e) Reimbursement. If the Issuing Bank shall make any
LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, except in the case of an LC Disbursement made in an Alternative Currency, the Borrower may, in lieu of making such payment directly, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and each Revolving Lender shall be obligated to fund its ratable share of such Borrowing regardless of whether the conditions set forth in Section 4.02 are satisfied. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof (and, if the unreimbursed LC Disbursement was made in an Alternative Currency, the Dollar Amount thereof). Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower (in dollars, in the amount determined as provided in Section 2.05(k), if such LC Disbursement was made in an Alternative Currency), in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and
Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative
Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

           (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative
Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank;
provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) and the Borrower shall have notified the Issuing
Bank to not comply with the terms and conditions of such Letter of Credit, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

           (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

           (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

           (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit and Acceptances to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing

Bank under this Agreement with respect to Letters of Credit and Acceptances issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or Acceptances.

           (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC and Acceptance Exposure representing greater than 50% of the total LC and Acceptance Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC and Acceptance Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements and Acceptance Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC and Acceptance Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC and Acceptance Exposure representing greater than 50% of the total LC and Acceptance Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

           (k) The Borrower may request the issuance of a Letter of Credit providing for the payment of drawings in an Alternative Currency subject to the terms and conditions of this subsection
(k), in addition to the other conditions applicable to the issuance of Letters of Credit hereunder; provided that the Dollar Amount of the total LC and Acceptance Exposure in respect of all such Letters of Credit shall not at any time exceed $15,000,000. The issuance of any such Letter of Credit shall be subject to the approval of the Issuing Bank. If any such Letter of Credit is issued, the following provisions shall apply:

           (i) For purposes of determining the LC and Acceptance Exposure and for purposes of calculating fees payable under
      Section 2.12(b), the amount of such Letter of Credit and of any unreimbursed LC Disbursements in respect thereof shall be deemed to be, as of any date of determination, the Dollar Amount thereof at such date. The initial Dollar Amount of any such Letter of Credit shall be determined by the Issuing Bank on the date of issuance thereof and adjusted from time to time thereafter as provided below.

      The Dollar Amount of each such Letter of Credit outstanding shall be adjusted by the Issuing Bank on the 15th day and the last day of each calendar month (or, if any such day is not a Business Day, on the next succeeding day that is a Business Day). If a LC Disbursement is made under any such Letter of Credit, the Dollar Amount of such LC Disbursement shall be determined by the Issuing Bank on the date that such LC Disbursement is made. The Issuing Bank shall make each such determination to be made by it by calculating the amount in Dollars that would be required in order for the Issuing Bank to purchase an amount of the applicable Alternative Currency equal to the amount of the relevant Letter of Credit or unreimbursed LC Disbursement, as the case may be, on the date of determination at the Issuing Bank's spot buying rate for Dollars against such Alternative Currency as of approximately 9:00 a.m. (New York City time) on such date of determination. The Issuing Bank shall notify the Borrower promptly of each such Dollar Amount determined by it, on the date that such determination is required to be made.

           (ii) Subject to paragraph (iv) below, the obligation of the Borrower to reimburse the Issuing Bank for any LC Disbursement under any such Letter of Credit, and to pay interest thereon, shall be payable only in the Alternative Currency in which such LC Disbursement is made, and shall not be discharged by paying an amount in dollars or any other currency; provided that the Issuing Bank may agree, in its sole discretion, to accept reimbursement in another currency, but any such agreement shall not affect the obligations of the Lenders or the Borrower under paragraphs
      (iii) and (iv) below if such reimbursement is not actually made to the Issuing Bank when due.

           (iii) The obligations of each Lender under Sections 2.05(d) and 2.05(e) to pay its Applicable Percentage of any unreimbursed LC Disbursement under any such Letter of Credit shall be payable only in dollars and shall be in an amount equal to such Applicable Percentage of the Dollar Amount of such unreimbursed LC Disbursement determined as provided in clause (i) above. Under no circumstances shall the provisions hereof permitting the issuance of Letters of Credit in an Alternative Currency be construed, by implication or otherwise, as imposing any obligation upon any Lender to make any Loan or other payment under any Loan Document, or to accept any payment from the Borrower in respect of any Obligations, in any currency other than dollars, it being understood that the parties intend all Obligations to be denominated and payable only in dollars except as expressly provided in paragraph (ii) above.

           (iv) If and to the extent that any Lender pays its Applicable Percentage of any unreimbursed LC Disbursement under any such Letter of Credit, then, notwithstanding paragraph (ii) above, the obligation of the Borrower to reimburse the portion of such LC Disbursement funded by such Lender shall be converted to, and shall be payable only in, dollars (in an amount equal to the dollar amount funded by such Lender as provided above) and shall not be discharged by paying an amount in any other currency. Interest accrued on such unreimbursed LC Disbursement to and excluding the date of such payment by such Lender shall be for the account of the Issuing Bank and be payable in the applicable Alternative Currency, but interest thereafter shall accrue on the dollar amount owed to such Lender and shall be payable in dollars.

           (v) All payments to be made by the Borrower hereunder in an Alternative Currency pursuant to this Section 2.05(k) shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the Issuing Bank at such time and at such place as shall have been notified by the Issuing Bank to the Borrower by not less than four Business Days' notice.

           SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

           (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

           (c) Nothing in this Section 2.06 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by any such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its Commitments hereunder).

           SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar
Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

           (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

           (c) Each telephonic and written Interest Election
Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

           (iii) whether the resulting Borrowing is to be an ABR
      Borrowing or a Eurodollar Borrowing; and

           (iv) if the resulting Borrowing is a Eurodollar
      Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest
      Period".

If any such Interest Election Request requests a Eurodollar
Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

           (d) Promptly following receipt of an Interest Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting
Borrowing.

           (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar

Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest
Period applicable thereto.

           (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

           SECTION 2.08. Termination and Reduction of
Commitments. (a) Unless previously terminated, (i) the Term
Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Maturity Date.

           (b) The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of either Class; provided that (i) each reduction of the Commitments of either Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and
(ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

           (c) In the event that, on the date on which any prepayment would be required pursuant to Section 2.11(b) or 2.11(d), no Term Borrowings remain outstanding or the amount of the prepayment required by Section 2.11(b) or 2.11(d), as the case may be, exceeds the aggregate principal amount of Term Borrowings then outstanding, the Revolving Commitments shall be reduced by an amount equal to the excess of the required prepayment over the principal amount, if any, of Term Borrowings actually prepaid.

           (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of either Class shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

           SECTION 2.09. Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

           (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, which accounts the Administration agent will make available to the Borrower upon request.

           (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

           (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

           SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

--------------------------------------------------------------
             Date                          Amount
             ----                          ------
--------------------------------------------------------------
       February 3, 2001                 $4,000,000
--------------------------------------------------------------
          May 5, 2001                    4,000,000
--------------------------------------------------------------
        August 4, 2001                   4,000,000
--------------------------------------------------------------
       November 3, 2001                  4,000,000
--------------------------------------------------------------
       February 2, 2002                  6,750,000
--------------------------------------------------------------
          May 4, 2002                    6,750,000
--------------------------------------------------------------
        August 3, 2002                   6,750,000
--------------------------------------------------------------
       November 2, 2002                  6,750,000
--------------------------------------------------------------
       February 1, 2003                  6,750,000
--------------------------------------------------------------
          May 5, 2003                    6,750,000
--------------------------------------------------------------
        August 2, 2003                   6,750,000
--------------------------------------------------------------
       October 10, 2003                  6,750,000
--------------------------------------------------------------
           (b) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date.

           (c) If the initial aggregate amount of the Lenders' Term Commitments exceeds the aggregate principal amount of Term Loans that are made on the Effective Date, then the scheduled repayments of Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.11(a) shall be applied, first, to reduce the next scheduled repayment of the Term Borrowings to be made pursuant to this Section unless and until such next scheduled repayment has been eliminated as a result of reductions hereunder and, second, ratably as provided above.

           (d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued and unpaid interest on the amount repaid.

           SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty but subject to Section 2.16, subject to the requirements of this Section.

           (b) In the event and on each occasion that any Net
Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the

Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that (i) with respect to the sale of Popular Club or C&W, the Borrower shall only be required to prepay Term Borrowings with respect to 80% of the Net Proceeds from such sale and (ii) with respect to issuances of equity securities of Holdings, the Borrower shall only be required to prepay Term Borrowings with respect to 50% of the Net Proceeds from such issuances. If instructed by the Borrower by written notice, the Administration Agent, if the Administration Agent is in possession of Net Proceeds pursuant to any Security Document, shall apply such Net Proceeds toward any prepayment required hereunder.

           (c) In the event of any reduction of the Revolving Commitments, if the Revolving Exposure would exceed the Revolving Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Borrowings in an amount sufficient to eliminate such excess.

           (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending January 30, 1999, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

           (e) The Borrower shall repay or prepay Revolving Borrowings and shall refrain from making additional Revolving Borrowings to the extent necessary in order that there shall be a period of at least 30 consecutive days in each fiscal year during which the Revolving Exposure shall not exceed the amount set forth below opposite such fiscal year (each such 30-day period, a "Clean-Down Period"):

                                    Revolving Exposure
         Fiscal Year                    as Reduced
         -----------                ------------------

             1998                      $25,000,000

             1999                       20,000,000

             2000                       15,000,000

             2001                       10,000,000

     2002 and thereafter                     0

           (f) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section.

           (g) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder
(i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m.,

New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

           SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 1/2 of 1% per annum on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the 2nd day of February, May, August, and November of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC and Acceptance Exposure of such Lender.

           (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC and Acceptance Exposure attributable to Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC and Acceptance Exposure attributable to Letters of Credit, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC and Acceptance Exposure attributable to Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC and Acceptance Exposure attributable to Letters of Credit, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of January, April, July and October of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (c) The Borrower agrees to pay to the Administrative
Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

           (d) Upon the issuance of an Acceptance, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender an acceptance fee with respect to such Acceptance in an amount equal to the Applicable Rate at the time on the face amount of the related Acceptance Draft for the period from and including such date of issuance to but excluding the scheduled maturity date of such Acceptance Draft (computed on the basis of a year of 360 days for the actual number of days elapsed).

           (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees, acceptance fees, and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

           SECTION 2.13. Interest. (a) The Loans comprising each
ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

           (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest
Period in effect for such Borrowing plus the Applicable Rate.

           (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

           (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

           (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

           SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

           (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

           (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

           (c) any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank Eurodollar market;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

           SECTION 2.15. Increased Costs. (a) If any Change in
Law (except with respect to Taxes, which shall be governed by Section 2.17) shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

           (ii)] impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or Acceptance or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or Acceptance or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

           (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Acceptances held by, such Lender, or the Letters of Credit or Acceptances issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

           (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

           (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

           SECTION 2.16. Break Funding Payments. In the event of
(a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

           SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) In addition, the Borrower shall pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

           (f) If the Administrative Agent, Issuing Bank or a Lender (or Transferee) receives a refund solely in respect of Taxes or Other Taxes, it shall pay over such refund to the Borrower to the extent that it has already received indemnity payments or additional amounts pursuant to this Section 2.17 with respect to such Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower shall, upon request of the Administrative Agent or Lender (or Transferee), repay such refund (plus interest imposed by the relevant Governmental Authority) to the Administrative Agent or Lender (or Transferee) if the Administrative Agent or Lender (or Transferee) is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Administrative Agent or Lender (or Transferee) to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Borrower or any other person.

           SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements or Acceptance Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as expressly provided in Section 2.05(k), all payments under each Loan Document shall be made in dollars.

           (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements and Acceptance Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements and Acceptance Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements and Acceptance Disbursements then due to such parties.

           (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Acceptance Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Acceptance Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Acceptance Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Acceptance Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Acceptance Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

           (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

           (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or
(e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

           SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

           (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Acceptance Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                            ARTICLE III

                  Representations and Warranties
                  ------------------------------

           Each of Holdings and the Borrower represents and warrants to the Lenders that:

           SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

           SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) except filings necessary to perfect Liens created under the Loan Documents and the Receivables Transaction Documents and (iii) except where the failure to obtain such consent or approval or make such registration or filing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of its Subsidiaries, except for violations under retail store leases that in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents and the Receivables Transaction Documents.

           SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended February 2, 1997, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended July 18, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

           (b) Holdings has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of July 18, 1997, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) is based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflects in all material respects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of Holdings and its consolidated Subsidiaries as of July 18, 1997 as if the Transactions had occurred on such date.

           (c) Except as disclosed in the financial statements referred to in paragraphs (a) and (b) above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

           (d) Since February 2, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and its Subsidiaries, taken as a whole.

           SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere materially with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

           (b) Each of Holdings, the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

           (d) As of the Effective Date, neither Holdings, the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

           SECTION 3.06. Litigation and Environmental Matters.
(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or
(ii) that involve any of the Loan Documents or the Transactions.

           (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or has reason to believe that any such notice will be received or is being threatened, (iv) currently owns or operates property which contains Hazardous Materials, property from which Hazardous Materials were transported, or property at, on or under which Hazardous Materials were Released, generated treated, stored or disposed of, or (v) otherwise knows of, or has reason to believe that there is, any basis for any Environmental Liability.

           (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

           SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

           SECTION 3.08. Investment and Holding Company Status. Neither Holdings, the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

           SECTION 3.09. Taxes. Each of Holdings, the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which, if it were required to be fully paid, would reasonably be expected to result in a Material Adverse Effect.

           SECTION 3.11. Disclosure. Holdings and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when made or delivered, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

           SECTION 3.12. Subsidiaries. After giving effect to the consummation of the Recapitalization on the Effective Date, Holdings does not have any Subsidiaries other than the Borrower and the Borrower's Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

           SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

           SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

           SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

           SECTION 3.16. Senior Indebtedness. The Obligations constitute "Senior Debt" under and as defined in the Subordinated
Debt Documents.

           SECTION 3.17. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

           (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 5 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

           (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

           (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule 3.17(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

           SECTION 3.18. Federal Reserve Regulations. (a) Neither
Holdings, the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

           (b) No part of the proceeds of any Loan or any Letter of Credit or any Acceptance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.


                            ARTICLE IV

                            Conditions

           SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit and Acceptances hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

           (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent
      (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

           (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Cleary, Gottlieb, Steen & Hamilton, counsel for the Borrower, substantially in the form of Exhibit B-1 and (ii) Herzfeld & Rubin, counsel for the Borrower, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

           (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

           (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
      Section 4.02.

           (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

           (f) The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party, together with stock certificates representing all the outstanding shares of capital stock of the Borrower and each Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that stock certificates representing shares of common stock of a Foreign Subsidiary that is not a Subsidiary Loan Party may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness (other than the Purchase Money Note) owed to any Loan Party by Holdings, the Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

           (g) The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party, together with the following:

                (i) all documents and instruments, including
           Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

           (h) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of Holdings and each Subsidiary Loan Party, and (ii) counterparts of the Indemnity, Subrogation and Contribution
      Agreement signed on behalf of each Loan Party.

           (i) The Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request and (iii) such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the Administrative Agent or the Required Lenders may reasonably request.

           (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by
      Section 5.07 is in effect.

           (k) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which Holdings and its subsidiaries may be subject after giving effect to the Transactions, and with the plans of Holdings and the Borrower with respect thereto, and the Lenders shall have received environmental assessments satisfactory to the Administrative Agent from an environmental consulting firm satisfactory to the Administrative Agent.

           (l) Holdings shall have received gross cash proceeds of not less than $66,000,000 from the Equity Financing and the Initial Investors shall have received not less than 75% of the outstanding common stock of Holdings.

           (m) The Borrower shall have received gross cash proceeds of not less than $150,000,000 from the issuance of the Subordinated Debt. The terms and conditions of the Subordinated Debt (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of defaults and remedies) and the provisions of the Subordinated Debt Documents shall be satisfactory to the Lenders. The Administrative Agent shall have received copies of the Subordinated Debt Documents, certified by a Financial Officer as complete and correct.

           (n) All material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Recapitalization shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Recapitalization shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Recapitalization Documents and applicable law, without any amendment to or waiver of any material terms or conditions of the Recapitalization Documents not approved by the Required Lenders. The Administrative Agent shall have received copies of the Recapitalization Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct. The Lenders shall (i) be satisfied with the Recapitalization Agreement and such related documentation and

      (ii) be satisfied with the capitalization, structure and equity ownership of Holdings after giving effect to the Transactions.

           (o) The Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Holdings for the five fiscal years ended prior to the Effective Date and
      (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Holdings for the 1997 fiscal quarters preceding the Effective Date (and, to the extent available, for each month preceding the Effective Date since the last such quarter), which audited and unaudited financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

           (p) The Lenders shall have received a pro forma consolidated balance sheet of Holdings as of July 18, 1997, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither Holdings, the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Subordinated Debt, (iii) Holdings Senior Discount Debentures, (iv) Holdings Preferred Stock, (v) Indebtedness and Obligations incurred in connection with the Qualified Receivables Transaction and (vi) other Indebtedness permitted under Section 6.01. The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by Holdings, the Borrower and its Subsidiaries in connection with the Transactions shall not exceed $48,590,957.

           (q) The Administrative Agent shall have received a solvency letter, in form and substance reasonably satisfactory to the Lenders, from Valuation Research Corporation, with respect to the solvency of the Loan Parties after giving effect to the Transactions.

           (r) The initial closing under the Receivables Sale Agreement and the Receivables Pooling Agreement shall have been consummated and Popular Club Plan shall have received not less than $39,000,000 as consideration for the initial sale of receivables thereunder.

           (s) Holdings shall have received not less than $75,257,000 in gross cash proceeds from the issuance of the Holdings Senior Discount Debentures in a public offering or in a Rule 144A or other private placement to one or more holders satisfactory to the Administrative Agent. The terms and conditions of the Holdings Senior Discount Debentures (including but not limited to terms and conditions relating to the warrants, interest rate, fees, amortization, maturity, subordination, covenants, collateral, events of defaults and remedies) and the provisions of the Holdings Senior Discount Debt Documents shall be satisfactory in all respects to the Lenders.

           (t) Holdings shall have received not less than $125,000,000 in gross cash proceeds from the issuance of the Holdings Preferred Stock in a public offering or in a

      Rule 144A or other private placement to one or more holders satisfactory to the Administrative Agents. The terms and conditions of the Holdings Preferred Stock (including but not limited to terms and conditions relating to the dividend rate and redemption), shall be satisfactory in all respects to the Lenders.

           (u) The Administrative Agent shall be reasonably satisfied with the results of an examination of the receivables and inventory of Holdings and its Subsidiaries after giving effect to the Transactions and the consummation of the other transactions contemplated hereby.

           (v) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements (including the Tax Sharing Agreement) among, Holdings and its subsidiaries after giving effect to the Transactions and the other transactions contemplated hereby, and with the plans of Holdings with respect thereto.

           (w) The Administrative Agent shall be reasonably satisfied with the sufficiency of amounts available under the Revolving Commitments to meet the ongoing working capital requirements of the Borrower and its Subsidiaries following the consummation of the Transactions and the other transactions contemplated hereby.

           (x) The Administrative Agent shall have received counterparts of the Intercreditor Agreement signed by the Receivables Trustee.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit and Acceptances hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 31, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

           SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit or any Acceptance, is subject to the satisfaction of the following conditions:

           (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit or such Acceptance, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as to such earlier date).

           (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit or such Acceptance, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit or Acceptance shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                             ARTICLE V

                       Affirmative Covenants
                       ---------------------

           Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit and Acceptances shall have expired or terminated and all LC Disbursements and Acceptance Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

           SECTION 5.01. Financial Statements and Other
Information. Holdings and the Borrower will furnish to the Administrative Agent and each Lender:

           (a) within 90 days after the end of each fiscal year of Holdings, (i) Holdings' audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) Holdings' unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied;

           (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, Holdings' unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

           (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of Holdings, (i) Holdings' unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) unaudited financial information with respect to sales, margin and EBITDA information for each of the Borrower's divisions, (iii) unaudited financial information with respect to same store retail sales information and (iv) monthly adjusted seasonal mail order sales/inventory coverage reports; provided that
      (A) with respect clause (ii), the Borrower will also provide a monthly comparison of such information to budgeted levels prepared on a quarterly basis for each of the Borrower's divisions and (B) with respect to clause
      (iii), the Borrower will also provide a monthly comparison of such information to budgeted levels prepared on a quarterly basis;

           (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13, 6.14, 6.15 and 6.16 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings' audited financial statements referred to in
      Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

           (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

           (f) at least 30 days prior to the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

           (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or, in the event Holdings becomes a publicly registered company, distributed by Holdings to its shareholders generally, as the case may be; and

           (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

           SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender, promptly upon Holdings or the Borrower's knowledge thereof, written notice of the following:

           (a)  the occurrence of any Default;

           (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

           (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

           (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse
      Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

           SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it (x) in the conduct of its business or (y) in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

           (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

           SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

           SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP,
(c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

           SECTION 5.07. Insurance. (a) Each of Holdings and the
Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies:

           (i) fire and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

           (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $1,000,000 and including the broad form CGL endorsement;

           (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

           (iv) such other insurance of the type and in the amount described in Schedule 3.13 or as may be required by law.

Deductibles or self-insured retention shall not exceed $25,000 for fire and extended coverage policies, $25,000 for commercial general liability policies or 24 hours for business interruption policies.

           (b) Fire and extended coverage policies (and any policies required to be maintained pursuant to paragraph (c) below) maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in each case in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee, (ii) a provision to the effect that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

           (c) If at any time the area in which any Mortgaged Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, the Borrower shall obtain earthquake insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require.

           SECTION 5.08. Casualty and Condemnation. (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for


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


the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

           (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Proceeds and, if received by Holdings, the Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Administrative Agent; provided that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds of business interruption insurance) are less than $100,000, such Net Proceeds shall be paid over to the Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business income insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Administrative Agent shall be held by the Administrative Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Proceeds during a Default. If requested by the Borrower, the Administrative Agent shall apply any such Net Proceeds being held by the Administrative Agent to prepay Term Borrowings.

           (c) If any Net Proceeds retained by or paid over to the Administrative Agent as provided above continue to be held by the Administrative Agent on the date that is 180 days after the occurrence of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(b).

           SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and at its own expense, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

           SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.11. Use of Proceeds and Letters of Credit and Acceptances. The proceeds of the Term Loans, together with the proceeds of Revolving Loans not exceeding $37,000,000 to be drawn on the Effective Date, the net proceeds of the Subordinated Debt and the proceeds from the initial sale of receivables under the Qualified Receivables Transaction, will be used (a) for the payment of the Effective Date Dividend, (b) to pay the fees and expenses in connection with the Transactions and (c) to refinance existing Indebtedness of Holdings

(including the redemption of the Outstanding Senior Notes) and its Subsidiaries in an amount not to exceed $195,074,875. The proceeds of the Effective Date Dividend will be used by Holdings, together with the net proceeds of the Holdings Senior Discount Debentures, the net proceeds of the Holdings Preferred Stock and the Equity Financing, for the payment of the cash consideration to be paid in connection with the Recapitalization. The proceeds of the Revolving Loans (other than the Loans used for the purposes specified in the immediately preceding sentence) and Acceptances will be used for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any applicable Regulation of the Board, including Regulations G, U and X. Letters of Credit will be issued to support obligations of the Borrower and its Subsidiaries incurred in connection with general corporate purposes.

           SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date or if any subsidiary ceases to be an Inactive Subsidiary, Holdings and the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, Holdings and the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, Holdings and the Borrower will cause such shares and promissory notes evidencing such Indebtedness (other than the Purchase Money
Note) to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary and is not a Subsidiary Loan Party, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

           SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

           (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower


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


will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

           SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the outstanding Term Loans.

           SECTION 5.15. Change of Fiscal Year. Before January 31, 1998, each of Holdings, the Borrower and its Subsidiaries will change the ends of its fiscal periods so that its fiscal quarters and fiscal years will end on the dates contemplated by Sections 6.12, 6.13, 6.14, 6.15 and 6.16; provided that if any of Holdings, the Borrower or any Subsidiary shall fail to make such change, the Borrower and the Administrative Agent shall negotiate in good faith in order to adjust the timing of such entities' financial reporting for purposes of determining compliance with Sections 6.12, 6.13, 6.14, 6.15 and 6.16 and any other applicable provisions of this Agreement and, pending such adjustment, such compliance shall be determined as though the changes in such entity's fiscal periods had been made in accordance with this
Section 5.15.


                            ARTICLE VI

                        Negative Covenants

           Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit and Acceptances have expired or terminated and all LC Disbursements and Acceptance Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

           SECTION 6.01. Indebtedness; Certain Equity Securities.
(a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

           (i) Indebtedness created under the Loan Documents;

           (ii) the Subordinated Debt;

           (iii) Indebtedness that will be fully repaid on the Effective Date;

           (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other
      Subsidiary; provided that Indebtedness of any Subsidiary that


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


      is not a Loan Party to the Borrower or any Subsidiary
      Loan Party shall be subject to Section 6.04;

           (v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

           (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $15,000,000 at any time outstanding;

           (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $5,000,000 at any time outstanding;

           (viii) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; and

           (ix) Indebtedness incurred pursuant to any Qualified
      Receivables Transaction.

           (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created or permitted under the Loan Documents and (ii) the Holdings Senior Discount Debentures; provided that Holdings may issue additional debt securities having terms and provisions which are, in the reasonable determination of the Required Lenders (which shall be obtained in the manner set forth in Section 9.02(b) and not unreasonably withheld), no less favorable to the Lenders than the terms and provisions of the Holdings Senior Discount Debentures.

           (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock, except Holdings (i) may issue the Holdings Preferred Stock and (ii) may issue additional preferred stock that does not require mandatory cash dividends or redemptions and does not provide for any right on the part of the holder to require redemption or repayment thereof (other than such dividends, redemptions or rights which are expressly subject to compliance with this Agreement), in each case prior to one year after the Maturity Date and (iii) may repurchase stock issued to employee benefit plans to the extent required by law in order to maintain statutory qualifications and as permitted under Section 6.07(a).

           (d) The Borrower will not, and will not permit any of its Subsidiaries to, incur any Indebtedness (other than Indebtedness created under the Loan Documents), whether or not such Indebtedness is permitted under this Section 6.01, in reliance upon such Indebtedness constituting "Credit Facilities" (as defined in the Subordinated Debt Documents). In addition, the Borrower will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than Indebtedness created under the Loan Documents) as "Designated Senior Debt" (as defined in the Subordinated Debt Documents).

           SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (i) Liens created under the Loan Documents;

           (ii) Permitted Encumbrances;

           (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

           (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

           (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by clause (vi) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;


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


           (vi) Liens on accounts receivables and related assets of Popular Club or the Receivables Subsidiary in connection with any Qualified Receivables Transaction;

           (vii) Liens on goods the purchase price of which is financed by a letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that any such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 6.01;

           (viii) Liens, defects and other matters specifically disclosed on title insurance policies delivered to and accepted by the Administrative Agent on the Effective Date;

           (ix) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights; and

           (x) Liens in favor of a landlord on leasehold improvements in leased premises.

           (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Pledge Agreement and Permitted Encumbrances.

           SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

           (b) The Borrower will not, and will not permit any of its Subsidiaries (other than the Receivables Subsidiary) to, engage to any material extent in any business other than the design, manufacture, importing, exporting, distribution, marketing, licensing and wholesale and retail sale of apparel, housewares, home furnishings and related items, and businesses reasonably related thereto.

           (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, the Holdings Senior Discount Debentures, any additional debt securities permitted under the proviso in Section 6.01(b), Guarantees by Holdings of obligations of the Borrower and its Subsidiaries under leases of real property, obligations under any stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

           (d) The Receivables Subsidiary will not engage in any business or activity other than the purchase and sale and servicing of receivables (or interests therein) in connection with any Qualified Receivables Transaction, together with activities related thereto.

           SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

           (a)  Permitted Investments;

           (b) investments existing on the date hereof and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

           (c) investments by the Borrower and its Subsidiaries in the capital stock of their Subsidiaries (other than the Receivables Subsidiary); provided that (i) any such shares of capital stock held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties and all investments in joint ventures permitted by clause (k) below, shall not exceed $10,000,000 in the aggregate at any time outstanding; provided further that the Borrower will be permitted to invest, loan or advance to Subsidiaries that are not Loan Parties up to $20,000,000 in excess of the limitation imposed by the foregoing clause (ii) to the extent such investments, loans and advances are funded with proceeds from issuance by Holdings of equity to a member of the Control Group;

           (d) loans or advances made by the Borrower to any Subsidiary (other than the Receivables Subsidiary) and made by any Subsidiary to the Borrower or any other Subsidiary (other than the Receivables Subsidiary); provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of all such loans and advances by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c)(ii) above;

           (e) Guarantees constituting Indebtedness permitted by
      Section 6.01; provided that (i) neither the Borrower nor any Subsidiary shall Guarantee any Indebtedness of

      Holdings, other than the Obligations, (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c)(ii) above and (iii) the Subordinated Debt shall not be Guaranteed by any Subsidiary that is not a party to the Guarantee Agreement;

           (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

           (g) (i) investments by the Borrower or any Subsidiary in (A) the capital stock of the Receivables Subsidiary and
      (B) other interests in the Receivables Subsidiary, in each case to the extent necessary in connection with or required by the terms of the Qualified Receivables Transaction and
      (ii) loans or advances made by the Borrower or any Subsidiary to the Receivables Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by the Purchase Money Note and (ii) the amount of all such loans and advances by Loan Parties to the Receivables Subsidiary shall not exceed $70,000,000 in the aggregate at any time outstanding;

           (h) Guarantees by the Borrower and its Subsidiaries of leases entered into by any Subsidiary as lessee;

           (i) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

           (j) loans and advances to employees in the ordinary course of business; provided that the aggregate amount of all loans and advances permitted by this clause (j) shall not exceed $1,000,000 at any time outstanding;

           (k) investments in joint ventures; provided that the amount of all such investments shall be subject to the limitation set forth in clause (c)(ii) above;

           (l) investments constituting obligations under Hedging
      Agreements;

           (m) other investments in an aggregate amount not exceeding $1,000,000 at any time outstanding; and

           (n) intercompany loans made by the Receivables
      Subsidiary to the Borrower or any other Subsidiary as permitted by the Receivables Transaction Documents.

           SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

           (a) sales of inventory, vehicles, used or surplus equipment and Permitted Investments in the ordinary course of business;

           (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.08;

           (c) sales, transfers or dispositions of all or substantially all of the assets or capital stock of Popular
      Club or C&W.

           (d) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $1,000,000 during any fiscal year of the Borrower; and

           (e) Popular Club may sell or otherwise convey accounts receivable and related assets to the Receivables Subsidiary pursuant to any Qualified Receivables Transaction; provided that the aggregate principal amount of Indebtedness incurred in connection with such sale or conveyance does not to exceed $70,000,000 at any time outstanding;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and solely for cash consideration.

           SECTION 6.06. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

           SECTION 6.07. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

           (i) Holdings may make Restricted Payments with respect to its capital stock payable solely in additional shares of its common stock;

           (ii) Holdings may make Restricted Payments with respect to the Holdings Preferred Stock payable solely in additional shares of the Holdings Preferred Stock;

           (iii) Subsidiaries of the Borrower may make Restricted
      Payments to the Borrower and to wholly owned Subsidiaries and may declare and pay dividends ratably with respect to their common stock;

           (iv) Holdings may make Restricted Payments, not exceeding $2,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries, including the redemption or purchase of shares of common stock of Holdings held by former employees of Holdings or any Subsidiary following the termination of their employment; provided, however, that the amount of Restricted Payments permitted under this clause (iv) in any fiscal year shall be increased (but not by more than $10,000,000) on a cumulative basis by an amount equal to the total unused amount of permitted Restricted Payments under this clause
      (iv) for the preceding year;

           (v) following the fifth anniversary of the Effective Date, if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay interest to Holdings at such times and in such amounts, not exceeding $18,637,500 during any fiscal year, as shall be necessary to permit Holdings to pay, as and when due, interest on the Holdings Senior Discount Debentures accrued subsequent to the fifth anniversary of the Effective Date;

           (vi) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, Holdings may redeem, purchase, retire or otherwise acquire outstanding shares of Holdings Preferred Stock with the Net Proceeds from the issuance after the Effective Date of new preferred stock of Holdings or the issuance after the Effective Date of common stock of Holdings issued in a Rule 144A or other private placement;

           (vii) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay cash dividends to Holdings, in an aggregate amount not exceeding $1,500,000 during any fiscal year, at such times and in such amounts as shall be necessary to permit Holdings to (A) pay taxes imposed upon it and liabilities incidental to its existence when due and
      (B) pay directors' fees and management compensation to its directors when due; provided that any dividends permitted to be paid to Holdings shall not be paid prior to the date that Holdings will apply the proceeds of such dividends to the purposes for which such dividends are permitted;

           (viii) the Borrower may pay a one time management fee to TPG Partners in amount not exceeding $5,500,000;

           (ix) the Borrower may make payments to Holdings pursuant to and in accordance with the Tax Sharing
      Agreement;

           (x) the Borrower may pay cash dividends to Holdings in such amounts and at such times as Holdings makes Restricted
      Payments permitted by clause (iv) above and clause (xi) below; and

           (xi) at any time after May 1, 1999 if at the time thereof no Default has occurred and is continuing and if the Leverage Ratio of the Borrower is less than 4.00 to
      1.00 for the two immediately preceding consecutive fiscal quarters, Holdings may redeem, purchase, retire or otherwise acquire outstanding shares of Holdings Preferred Stock in an aggregate amount not exceeding 50% of the Net Proceeds from the issuance of equity securities of Holdings.

           (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any

Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

           (i) payment of Indebtedness created under the Loan
      Documents;

           (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

           (iii) refinancing of Indebtedness to the extent permitted by Section 6.01;

           (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

           (v) payment of interest on the Holdings Senior Discount Debentures payable solely by the issuance of additional Holdings Senior Discount Debentures, provided that after the fifth anniversary of the Effective Date, Holdings will be permitted to pay interest in cash on (A) the Holdings Senior Discount Debentures as and when due and
      (B) any additional debt securities permitted under the proviso in Section 6.01(b);

           (vi) repayment of the Indebtedness under Existing
      Credit Agreement on the Effective Date;

           (vii) payment of unsecured Indebtedness permitted under clause (viii) of Section 6.01(a);

           (viii) if at the time thereof and after giving effect thereto no Default has occurred and is continuing and if Popular Club or C & W shall have been sold, Holdings may redeem, purchase, retire or otherwise acquire outstanding Holdings Senior Discount Debentures in an aggregate amount not exceeding the lesser of 20% of the Net Proceeds from such sales or $25,000,000; and

           (ix) payment of Obligations required under the Qualified Transaction Documents.

           SECTION 6.08. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07 and (d) any Qualified Receivables Transactions of Popular Club or the Receivables Subsidiary.

           SECTION 6.09. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document or Holdings Senior Discount Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (vi) the foregoing shall not apply to restrictions and conditions imposed by any Qualified Receivables Transaction.

           SECTION 6.10. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend or modify, or waive any of its material rights under, (a) any Subordinated Debt Document, (b) any Holdings Senior Discount Debt Document, (c) its certificate of incorporation, by-laws or other organizational documents or (d) the Tax Sharing Agreement.

           SECTION 6.11. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

           SECTION 6.12. Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year (commencing with the fiscal year beginning February 1, 1998) to exceed the amount set forth below opposite such year; provided, however, that the amount of permitted Capital Expenditures in any fiscal year may be increased by an amount equal to (a) the lesser of (i) 50% of the total amount of Capital Expenditures permitted hereunder for the immediately preceding year (disregarding amounts permitted by reason of this proviso) and (ii) the excess, if any, of the total amount of Capital Expenditures permitted hereunder for the immediately preceding fiscal year (disregarding amounts permitted by reason of this proviso) over the amount of Capital Expenditures made during such preceding year, and (b) the total amount of Capital Expenditures permitted hereunder for the year immediately subsequent to such fiscal year; provided further that any Capital Expenditures made in reliance upon clause (b) of the foregoing proviso will be deducted from the amount of Capital Expenditures permitted hereunder for such subsequent year:


          Fiscal Year
            Ending                         Amounts
          ----------                       -------
       January 30, 1999                  $43,000,000
       January 29, 2000                   35,000,000
       February 3, 2001                   31,000,000
       February 2, 2002                   31,000,000
       February 1, 2003                   31,000,000

           SECTION 6.13. Leverage Ratio. Subject to Section 1.05, the Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter during any period set forth below to be in excess of the ratio set forth opposite such period:

        Quarter Ending
       During the Period                   Ratio
       -----------------                   -----
    January 30, 1998 through
    October 31, 1998                    6.00 to 1.00

    January 30, 1999                    5.50 to 1.00

    May 1, 1999 through
    October 30, 1999                    5.75 to 1.00

    January 29, 2000 through
    October 28, 2000                    4.75 to 1.00

    February 3, 2001 through
    November 3, 2001                    4.25 to 1.00

    February 2, 2002 and
    thereafter                          3.50 to 1.00

           SECTION 6.14. Interest Coverage Ratio. Subject to
Section 1.05, the Borrower will not permit the ratio of (a) Consolidated EBITDAR of the Borrower to (b) the sum of (i) Cash Interest Expense plus (ii) rental expense deducted in determining Consolidated Net Income plus (iii) cash interest expense on the Holdings Senior Discount Debentures, in each case for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below, to be less than the ratio set forth below opposite such period:

         Four-Quarter
         Period Ending                      Ratio
         -------------                      -----
    January 30, 1998 through
    October 31, 1998                     1.20 to 1.00

    January 30, 1999 through
    October 30, 1999                     1.35 to 1.00

    January 29, 2000 through
    October 28, 2000                     1.40 to 1.00

    February 3, 2001 and
    thereafter                           1.50 to 1.00

           SECTION 6.15. Net Worth. The Borrower will not permit Consolidated Net Worth at any date to be less than the sum of (a) ($17,000,000), plus (b) 50% of the cumulative amount of positive Consolidated Net Income for each fiscal year ending on or after January 30, 1999 and on or prior to the date of determination that has positive Consolidated Net Income, plus (c) 100% of all increases in Consolidated Net Worth attributable to the issuance of equity by or capital contributions to the Borrower after the Effective Date.

           SECTION 6.16. Inventory Coverage Ratio. The Borrower will not permit the ratio of (a) the sum of (i) Inventory plus
(ii) Letters of Credit to (b) the sum of Revolving Exposure, in each case as of the end of any fiscal month, to be less than 1.75 to 1.00.


                           ARTICLE VII

                        Events of Default

           SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

           (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

           (b) the Borrower shall fail to pay any interest on any Loan, any reimbursement obligation in respect of any LC Disbursement and Acceptance Disbursement or any fee or any other amount (other than an amount referred to in clause
      (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

           (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or any certificate, or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

           (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in
      Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in Article VI;

           (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

           (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto (without giving effect to any waiver, consent or amendment for which Holdings, the Borrower or any Subsidiary gave any consideration or benefit of any kind (including any increased compensation, prepayment, shortening of maturities, security or other credit support) during the continuation of such failure to make payment);

           (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (or would permit, but for a waiver to or consent or amendment of such event or condition for which Holdings, the Borrower or any Subsidiary gave any consideration or benefit of any kind (including any increased compensation, prepayment, shortening of maturities, security or other credit support) during the continuation of such failure) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets;

           (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or, subject to Section 7.02, any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or, subject to Section 7.02, any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

           (i) Holdings, the Borrower or, subject to Section 7.02, any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
      (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or, subject to Section 7.02, any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

           (j) Holdings, the Borrower or, subject to Section
      7.02, any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

           (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (net of amounts covered by insurance as to which the insurer has not denied liability) shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

           (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

           (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) any action taken by the Collateral Agent to release any such Lien or (iii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

           (n) a Change in Control shall occur; or

           (o) any event or condition occurs that results in any "Early Amortization Event" (as defined in the Receivables Pooling Agreement) with respect to the securities or other instruments issued in connection with a Qualified Receivables Transaction and such securities or other instruments becoming due prior to their scheduled maturity or that enables or permits (or would permit, but for a waiver to or consent or amendment of such event or condition for which Holdings, the Borrower or any Subsidiary gave any consideration or benefit of any kind (including any increased compensation, prepayment, shortening of maturities, security or other credit support) during the continuation of such failure) the holder or holders of such securities or other instruments or any trustee or agent on its or their behalf to cause any such securities or other instruments to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to their scheduled maturity;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

           SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for purposes of determining whether a Default has occurred under clause (h), (i) or (j) of Section 7.01, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended have assets with a value in excess of 2.5% of the total consolidated assets of the Borrower and its Subsidiaries as of such date; provided that if it is necessary to exclude more than one Subsidiary from clause (h), (i) or (j) of Section 7.01 pursuant to this Section in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.


                           ARTICLE VIII

                     The Administrative Agent

           Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent (which term for purposes of this Article shall be deemed to refer to the Administrative Agent and the Collateral Agent) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, to enter into the Intercreditor Agreement in substantially the form as set forth in Exhibit G and each Lender agrees to be bound by the terms thereof.

           The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

           The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document,
(ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

           The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

           The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative

Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

           Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

           Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                            ARTICLE IX

                           Miscellaneous

           SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (a) if to Holdings or the Borrower, to it at J. Crew
      Group, Inc., 22 Lincoln Place, Garfield, NJ 07026,
      Attention of Michael P. McHugh (Telecopy No. (201)
      773-7957);

           (b) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Anne Hickey (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, 48th Floor, New York, New York 10017, Attention of Meredith Vanden Handel and Ellen Gertzog (Telecopy No. (212) 270-1474);

           (c) if to the Issuing Bank, to it at One Chase
      Manhattan Plaza, 8th Floor, New York, New York 10081,
      Attention of Anne Hickey (Telecopy No. (212) 552-5658); and

           (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative
      Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

           SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

           (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or Acceptance Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement or Acceptance Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) except in strict accordance with the express provisions of the Security Documents and the Intercreditor Agreement, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that
(A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders), the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

           SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Acceptance or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the

Loans made or Letters of Credit or Acceptances issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or Acceptances.

           (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or Acceptance or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit or Acceptance if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Acceptance), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

           (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

           (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or Acceptance or the use of the proceeds thereof.

           (e) All amounts due under this Section shall be payable promptly after written demand therefor.

           SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit or any Acceptance), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit or any Acceptance) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC and Acceptance Exposure and the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative
Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of
Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and

9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

           (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements and Acceptance Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

           (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

           (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

           (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

           SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit and any Acceptances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or Acceptance is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16,
2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit or Acceptances and the Commitments or the termination of this Agreement or any provision hereof.

           SECTION 9.06. Counterparts; Integration;
Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

           SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

           SECTION 9.09. Governing Law; Jurisdiction; Consent to
Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

           (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

           (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement or any other Loan

Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

           SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

           SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

           SECTION 9.12. Confidentiality. Each of the
Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

           SECTION 9.13. Interest Rate Limitation.
Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  J. CREW GROUP, INC.,

                                    by
                                       /s/ Michael P. McHugh
                                       --------------------------
                                       Name: Michael P. McHugh
                                       Title: Chief Financial
                                              Officer


                                  J. CREW OPERATING CORP.,

                                    by
                                       /s/ Michael P. McHugh
                                       --------------------------
                                       Name: Michael P. McHugh
                                       Title: Chief Financial
                                              Officer


                                  THE CHASE MANHATTAN BANK,
                                  individually and as
                                  Administrative Agent,

                                    by
                                       /s/ Bruce Borden
                                       --------------------------
                                       Name: Bruce Borden
                                       Title: Vice President


                                  DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION,
                                  as Syndication Agent,

                                    by
                                       /s/ Eric Swanson
                                       --------------------------
                                       Name: Eric Swanson
                                       Title: Managing Director

                                    BANKBOSTON, N.A.,

                                    by
                                       /s/ Diane J. Exter
                                       --------------------------
                                       Name: Diane J. Exter
                                       Title: Managing Director


                                  BANK LEUMI TRUST COMPANY OF
                                  NEW YORK,

                                    by
                                       /s/ John Koenigsberg
                                       --------------------------
                                       Name: John Koenigsberg
                                       Title: Vice President

                                    by
                                       /s/ Phyllis Rosenfeld
                                       --------------------------
                                       Name: Phyllis Rosenfeld
                                       Title: Vice President


                                  BANK OF TOKYO-MITSUBISHI TRUST
                                  COMPANY,

                                    by
                                       /s/ Paul P. Malecki
                                       --------------------------
                                       Name: Paul P. Malecki
                                       Title: Vice President


                                  DLJ CAPITAL FUNDING, INC.

                                    by
                                       /s/ Eric Swanson
                                       --------------------------
                                       Name: Eric Swanson
                                       Title: Managing Director


                                  FIRST UNION NATIONAL BANK,

                                    by
                                       /s/ Edward H. Ross
                                       --------------------------
                                       Name: Edward H. Ross
                                       Title: Vice President

                                  GENERAL ELECTRIC CAPITAL
                                  CORP.,

                                    by
                                       /s/ Eileen T. McColgan
                                       --------------------------
                                       Name: Eileen T. McColgan
                                       Title: Duly Authorized
                                              Signatory


                                  NATIONAL WESTMINSTER BANK PLC,

                                    by
                                       /s/ Andrew S. Weinberg
                                       --------------------------
                                       Name: Andrew S. Weinberg
                                       Title: Vice President


                                  STANDARD CHARTERED BANK,

                                    by
                                       /s/ John Biscette
                                       --------------------------
                                       Name: John Biscette
                                       Title: Assistant Vice
                                              President

                                    by
                                       /s/ Kristina McDavid
                                       --------------------------
                                       Name: Kristina McDavid
                                       Title: Vice President


                                  SUMMIT BANK,

                                    by
                                       /s/ Wayne R. Trotman
                                       --------------------------
                                       Name: Wayne R. Trotman
                                       Title: Vice President &
                                              Regional Manager

                                  WELLS FARGO BANK, NATIONAL
                                  ASSOCIATION,

                                    by
                                       /s/ Michael Real
                                       --------------------------
                                       Name: Michael Real
                                       Title: Assistant Vice
                                              President


                                  BANK OF AMERICA NT&SA

                                    by
                                       /s/ Jonathan M. Kitel
                                       --------------------------
                                       Name: Jonathan M. Kitel
                                       Title: Attorney-in-Fact


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